Exhibit (a)(7)
Avocent Acquisition-Talking Points
For responding to questions (internal and external)
•	Avocent Corporation is a public company and the proposed and pending transaction is subject to several approvals
•	Closing process will be about 90 days — close expected somewhere around Jan. 1, 2010
•	We CANNOT speculate on any aspect of this pending acquisition

•	Discussions of this transaction must be limited to information that is already contained in public documents or in the following talking points
Agreement:
Q:	Tell me about this agreement between Emerson and Avocent
•	Emerson (NYSE: EMR) and Avocent Corporation (NASDAQ: AVCT) announced on October 6, 2009 that they reached agreement for Emerson to acquire Avocent, a transaction that will further Emerson’s ability to deliver total infrastructure management solutions to its data center customers around the world. The Avocent Board of Directors unanimously endorsed the terms of an all-cash tender offer of $25 per share, or approximately $1.2 billion.
Q:	When do we expect the deal to close?
•	The purchase is expected to close around January 1, 2010, pending customary regulatory approvals and acceptance of the offer by Avocent stockholders holding a majority of Avocent shares.
Q:	Why did Emerson acquire Avocent?
•	To enhance our data center power and cooling infrastructure solutions and strengthen our ability to help our customers drive efficiencies in the data center

•	Further, Avocent has strong relationships with many of our existing Marquee customers and has a strong, global presence.

•	More information is contained in the joint press release filed by Emerson and Avocent on October 6, 2009
Products:
Q:	Tell me more about what Avocent does
•	Avocent is a market leader that blends hardware, software and embedded technologies in a unified platform that simplifies monitoring, managing and problem solving in any size data center.

Q:	Does this put Emerson into competition with its current Marquee Accounts (including Server OEMs)? We saw something about that in the Wall Street Journal story?
•	This quote is factually incorrect. Emerson has no intention of getting into the “server” business and Avocent does not develop or manufacture server products

•	Avocent has established very good relationships with its server OEM’s as they collaborate on technologies that provide users with the necessary access needed for server management. We expect this to continue, which will only further strengthen our relationship with theses OEM’s. Having a stronger relationship with the server OEMs is one of the reasons behind the acquisition.

•	We intend to integrate Avocent’s capabilities with our own to provide enhanced infrastructure management capabilities in the data center.

•	We believe these enhanced capabilities will strengthen our OEM relationships as we provide solutions that allow IT and infrastructure equipment to work more seamlessly together.
Q:	What will become of LANDesk as there has been no mention of LANDesk?
•	Avocent has a number of businesses from KVM, Embedded, SecureSwitch, OEM and LANDesk. All of these businesses will be acquired by Emerson as part of the acquisition. LANDesk is an important part of Avocent with some of the best customers and leading edge products in the industry. In fact, Emerson is a large user of LANDesk products. After the acquisition, Emerson will continue to ensure that LANDesk customers, along with all of Avocent’s customers, receive world class products, support and overall value from the investments they have made in Avocent products.
Structure:
Q:	What will the organization structure of the new entity look like?
•	Avocent will become a wholly-owned subsidiary of Emerson and will be managed as part of Emerson Network Power.
Q:	How will Emerson and Avocent teams interact between now and closure?
•	Until the deal is finalized, it is business-as-usual for Emerson and Avocent. We are two separate companies and must operate accordingly.

•	Employees of both companies are not to discuss or share any confidential or proprietary information regarding products, services or customer relationships/strategies other than in connection with completing the acquisition.
Q:	Who Should I contact regarding Avocent related questions between now and closure?
•	You may direct them to the Emerson Web site to see the news release
•	www.Emerson.com
•	If you receive questions from the media they should be sent to Mark Polzin at Fleishman-Hillard (314.982.1758)

•	If you get financial questions or questions related to the agreement, they should contact Lynne Maxeiner, Emerson Director of Investor Relations (314.553.2197)

•	If there are questions about products, sales, relationships, and other market or sales channel related questions, they should be addressed in the same manner they would have been addressed prior to commencement of the tender offer

Q:	How will this acquisition affect relationships with customers? Any product, warranty, orders, customer support, etc. be affected?
•	We expect the transition to be seamless for customers, and we’re excited and think they will be, too, about the complementary technologies and integrated solutions that will be available after the acquisition is completed.
People:
Q:	How many Avocent employees will be affected by this announcement? Will they all become Emerson Network Power employees?
•	Avocent employs approximately 1,800 people who will become part of the Emerson Network Power team once the transaction is completed.
Q:	Will the Avocent senior management team continue to lead the business?
•	We cannot speculate on what decisions — personnel or otherwise — might be made over time.
Facilities:
Q:	How many Avocent facilities are there and will they all stay open?
•	Avocent has facilities around the world. There are no plans at this time to change that. We are continually evaluating all our capacity to assure we remain competitive and responsive to our customers’ needs.
Q:	Will Avocent remain headquartered in Huntsville?
•	There are no current plans to change that. Emerson and Avocent will be planning and managing integration over the coming months and any changes that might emerge from that discussion will be communicated as these plans are finalized.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
THIS DOCUMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY WORDS SUCH AS “BELIEVES”, “EXPECTS”, “ANTICIPATES”, “PROJECTS”, “INTENDS”, “SHOULD”, “SEEKS”, “ESTIMATES”, “FUTURE” OR SIMILAR EXPRESSIONS OR BY DISCUSSION OF, AMONG OTHER THINGS, STRATEGY, GOALS, PLANS OR INTENTIONS. VARIOUS FACTORS MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY IN THE FUTURE FROM THOSE REFLECTED IN FORWARD-LOOKING STATEMENTS CONTAINED IN THIS DOCUMENT, AMONG OTHERS: (1) ECONOMIC AND CURRENCY CONDITIONS; (2) MARKET DEMAND; (3) PRICING; (4) COMPETITIVE AND TECHNOLOGICAL FACTORS; (5) THE RISK THAT THE TRANSACTION MAY NOT BE CONSUMMATED; (6) THE RISK THAT A REGULATORY APPROVAL THAT MAY BE REQUIRED FOR THE TRANSACTION IS

NOT OBTAINED OR IS OBTAINED SUBJECT TO CONDITIONS THAT ARE NOT ANTICIPATED; (7) THE RISK THAT AVOCENT WILL NOT BE INTEGRATED SUCCESSFULLY INTO EMERSON; AND (8) THE RISK THAT REVENUE OPPORTUNITIES, COST SAVINGS AND OTHER ANTICIPATED SYNERGIES FROM THE TRANSACTION MAY NOT BE FULLY REALIZED OR MAY TAKE LONGER TO REALIZE THAN EXPECTED.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL AVOCENT COMMON STOCK. THE TENDER OFFER IS BEING MADE PURSUANT TO A TENDER OFFER STATEMENT ON SCHEDULE TO (INCLUDING THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER RELATED TENDER OFFER MATERIALS) FILED BY EMERSON WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) ON OCTOBER 15, 2009. THESE MATERIALS, AS THEY MAY BE AMENDED FROM TIME TO TIME, CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER, THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS AND OTHER DOCUMENTS FILED BY EMERSON WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. THE OFFER TO PURCHASE AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE BY CONTACTING THE INFORMATION AGENT FOR THE TENDER OFFER, MORROW & CO., LLC, AT (800) 607-0088 (TOLL-FREE).

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